As filed with the Securities and Exchange Commission on October 2, 2017

Registration No. 333-216576

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Eagle Financial Bancorp, Inc. and
Eagle Savings Bank 401(k) Profit Sharing Plan and Trust
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	6035 (Primary Standard Industrial Classification Code Number)	82-1340349 (I.R.S. Employer Identification Number)

6415 Bridgetown Road
Cincinnati, Ohio 45248
(513) 574-0700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant's Principal Executive Offices)

Mr. Gary J. Koester
President and Chief Executive Officer
6415 Bridgetown Road
Cincinnati, Ohio 45248
(513) 574-0700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:

Kip A. Weissman, Esq. Michael J. Brown, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed to deregister 635,442 shares of the $0.01 par value common stock (the "Common Stock") of Eagle Financial Bancorp, Inc. (the "Company"), heretofore registered and offered by the Company pursuant to the terms of the Prospectus dated May 15, 2017, that is part of the Company's Registration Statement on Form S-1 (Registration No. 333-216576).  The remaining 1,612,808 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus.  The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio on September 19, 2017.

EAGLE FINANCIAL BANCORP, INC.
By:	/s/ Gary J. Koester
Gary J. Koester President and Chief Executive Officer (Duly Authorized Representative)

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Gary J. Koester Gary J. Koester	President, Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2017

/s/ Kevin R. Schramm Kevin R. Schramm	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 19, 2017

/s/ James W. Braun James W. Braun	Chairman of the Board	September 19, 2017

/s/ Guy W. Cagney Guy W. Cagney	Director	September 19, 2017

/s/ Steven J. Dulle Steven J. Dulle	Director	September 19, 2017

/s/ Adam B. Goetzman Adam B. Goetzman	Director	September 19, 2017

/s/ Steven C. Kehoe Steven C. Kehoe	Director	September 19, 2017